PARTICIPATING DEALER AGREEMENT


[Name of Dealer]
[Address]
[City, State Zip]

Dear Sirs:

         Coronado Industries, Inc., a Nevada corporation (the "Company"), proposes to offer and sell in a public offering to persons acceptable to the Company (the "Offering"), upon the terms and conditions set forth in the attached Prospectus (the "Prospectus"), up to 50,000 shares of the Company's Common Stock, at the price of $__.00 per share (the "Common Stock"). Subscriptions are payable in cash only.

         These securities have been registered under the Securities Act Of 1933 (the "33 Act"), as amended, by Registration Statement 333- _______ on Form SB-2 and under the laws of the following states:_________________________________. In the event no shares of the Common Stock are not sold on or before ______________, 1999, the Offering shall cease, unless the Company or you elect to extend the offering for a period not to exceed three (3) months ("Sale Termination Date"). The Company reserves the right to withdraw, cancel or modify the Offering made hereby and the right to reject subscriptions for the Common Stock in whole or in part.

         This letter will confirm the understanding and agreement between the Company and [Name of Broker] (the "Selling Agent"), with respect to your participation in the Offering and sale of the Common Stock as Selling Agent on the terms and conditions and subject to the representations and warranties hereinafter set forth.

         1. Solicitation. You are hereby appointed to act as the non-exclusive agent of the Company to solicit subscriptions from qualified persons pursuant to the terms of this Agreement and on the terms set forth in the Prospectus and in accordance with the 33 Act, the Securities and Exchange Act of 1934 (the "34 Act"), the Rules of Fair Practice of the NASD ("NASD Rules"), and any applicable state securities laws and regulations. Subject to the terms and conditions of this Agreement, you agree to accept such agency and use your best efforts during the term of this Agreement to obtain subscriptions for the Common Stock. You agree to deliver a copy of the Prospectus only to prospective investors whom you believe and have reasonable grounds to believe meet the suitability standards set forth in the Prospectus, and you are not authorized to make use of any Prospectus or any sales literature not so prepared or furnished, or to make any representations or furnish
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any information  other than that contained in the  Prospectus.  You agree not to deliver any subscription or sale literature to any person unless accompanied or preceded by the Prospectus. You are not obligated to obtain subscriptions for the Common Stock and will have no liability to the Company to do so.

         2. Compensation. Subject to the terms and conditions of this Agreement, the Company agrees to compensate you as follows for participation in the
Offering:

                  a.  Commissions.  You  will  be  entitled  to  receive  in the aggregate a cash commission equal to ten percent (10%) of the amount of subscriptions sold by you and accepted by the Company. Commissions payable on subscriptions to the Company will be payable when subscriptions are received and accepted by the Company and at each closing of the Offering. No commissions will be payable with respect to sales determined by the Company to have been made in violation of the securities laws of any jurisdiction.

         3. Subscription Procedure. Solicitation and other activities by you shall be undertaken only in accordance with applicable state, federal and NASD rules and regulations and the terms hereof. Each person desiring to purchase will be required to complete and execute a Subscription Agreement in connection with the Common Stock being purchased. You shall ascertain that all such documents sent in by a prospective purchaser meets the suitability standards set forth in the Prospectus and shall then forward such documents and such check and any other documents that may be required under state securities laws or by the Company, to _________________________ (the "Escrow Agent").

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to you as follows:

                  a. The Company has prepared the Prospectus and related documents in conformity with the Registration Statement, in conformity with the 33 Act and the applicable state laws in the states where the Common Stock will be offered.

                  b. To the best of its knowledge, the Prospectus and related documents furnished to you do not contain any untrue fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  c. The consolidated balance sheet of the Company contained in the Prospectus presents fairly the financial position of the Company and the results of its operations as of the date or dates, or the period or periods, shown in conformity with generally accepted accounting principles.

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
                  d. Semple & Cooper, LLP, who has audited the financial statements of the Company, is an independent public accountant as required by the 33 Act.

                  e. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power and authority to conduct its business as described in the Prospectus. The Company has obtained all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies authorizing it to own its properties and conduct its business as described in the Prospectus; provided, however, that the foregoing representation is only to the best knowledge of the Company to any material penalty or other material liability.

                  f. The Common Stock will be validly authorized and will have all the rights, privileges and limitations described in the Prospectus. The holders thereof will not be subject to further liability for debts and obligations of the Company.

                  g. This Agreement has been duly authorized, executed and delivered on behalf of the Company and is a valid and binding agreement enforceable against the Company. In accordance with its terms, except as enforceability of the indemnification provisions may be limited by federal securities laws.

                  h. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the Prospectus will not constitute a breach of, or default under, the articles of incorporation or bylaws of the Company, any instrument by which either the Company is or will be bound or any order, rule or regulation of any court or any governmental body or administrative agency having jurisdiction over it or any of its properties. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as may be required under the 33 Act or any state securities or Blue Sky Laws.

                  i. Except as set forth in the Prospectus, to the best of its knowledge, there is not now, and on or prior to the closing date there will not be, any pending or any threatened action, suit or proceeding in which the Company is a party, or by which the Company is or will be bound, before or by any court or governmental agency or board, which might result in any material or adverse change in the condition, financial or otherwise, business or prospectus of the Company.

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
         5. Representations and Warranties of the Selling Agent. You as Selling Agent, hereby represent and warrant to the Company, with respect to yourself or your own actions as follows:

                  a. You are a member in good standing of the National Association of Securities Dealers, Inc., and you are duly registered as a Broker/Dealer under the 34 Act and under the laws of each state in which you propose to offer the Common Stock, except where such registration would not be required by law.

                  b. You will require that all persons subscribing to the Offering through you comply with the following:

                           (i) In soliciting subscriptions for the Common Stock,
                  you and your representatives will comply with all applicable requirements of the 33 Act, including the delivery of a current Prospectus to each prospective purchaser of the Common Stock, the 34 Act and all applicable state securities laws (providing that nothing herein will constitute a representation by you or your representative that the
                  Prospectus and related documents comply with any statute or regulation), and neither you nor anyone acting on your behalf will give any information or make any representations other than those contained in the Prospectus, or other materials prepared by the Company and furnished for use in connection with the Offering.

                      (ii) No  offers  will be made to any  person  in any state until you have personally confirmed with the Company or its counsel that the offer of the Common Stock in that state has been qualified or exempted by the Company, except as stated above.

                     (iii) Each investor  will receive a copy of the  Prospectus be provided to you by the Company.

                     (iv) No sales material or other information in connection with the Offering will be used unless such material has been provided to you by the Company, and you will use such materials or information in accordance with any written instructions furnished by the Company.

                       (v) You will believe, and have reasonable grounds to believe, that such person subscribing for the Common Stock meets the suitability standards set forth in the Prospectus.

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

         6. Conditions of Closing. The Company will not have a closing of the Offering unless on the date of such closing ("Closing Date"):

                  a. All registrations, qualifications, notifications or other filings made in the several States (as will be described to you in a written memorandum to be provided by the Company) will be effective;

                  b. No stop order, injunction or other legal prohibition against the use of the Prospectus will be in effect and no proceeding for any such stop order, injunction or their prohibition will be pending or (to the knowledge of the Company) threatened; and

                  d. Any request by the SEC or any other regulatory authority for additional information or for amendment of any item filed with such authority will have been complied with.

         7. Indemnification.

                  a. The Company agrees to indemnify and hold you harmless against and from any losses, claims, damages or liabilities, joint or several, to which you may become subject under the 33 Act, the 34 Act, any rule thereunder, the various state securities acts or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon (i) the Company's violation of this Agreement or (ii) the omission or alleged omission of any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they are made not misleading, or upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any other materials prepared by the Company and furnished to you for use in connection with the offer of the Common Stock; provided no person shall be indemnified as to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such omission or alleged untrue statement to the extent that such omission or statement was made in reliance upon, and in conformity with, information furnished in writing to the Company by such person for use in the preparation of the Prospectus or other such materials. The Company will reimburse you for any legal or other expense reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action. The foregoing indemnity agreement will inure to the benefit of such person, if any, who controls you within the meaning of the 33 Act and to your partners, officers, directors, stockholders.

                  b. You agree to indemnify and hold harmless the Company within the meaning of the 33 Act, against any losses, claims,

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
         damages or liabilities (or actions in respect thereof) which arise out of or are based upon (i) your violation of this Agreement or (ii) any untrue statement or alleged fact in the Prospectus and/or any Blue Sky application which was based upon or made in reliance upon and in conformity with information furnished to the Company in writing by you for use in connection with the preparation of the Prospectus and/or any Blue Sky application.

                  c. Each indemnified party will, within ten (10) days after the receipt of the notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party under this Agreement, notify the indemnifying party in writing of the commencement thereof. The omission by any indemnified party to notify the indemnifying party of any such action shall relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of this indemnity agreement; but shall not relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel satisfactory to such indemnified party and after notice from the indemnifying party of its election so to assume the defense thereof, other than reasonable costs of investigation.

         8. Survival. The representations, warranties and agreements made herein, including the indemnity provision in Section 7, will remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of you, or of any of your controlling persons, directors, or officers, the Company, or any other party, and shall survive the delivery of the Common Stock hereunder.

         9. Effective Date and Termination. This Agreement will become effective automatically upon execution by you at which time you shall return an executed copy to the Company. This Agreement may be terminated at any time by either party.

         10. Notice. Any notice required hereunder is to be in writing, by telegram, if promptly confirmed in writing, or by registered or certified mail to the addresses set forth below.

         11. Time. Time will be of the essence of each party of this Agreement.

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
         12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of Arizona. This Agreement embodies the entire agreement between the parties and cannot be amended or modified except in writing agreed by both parties hereto.

         If the foregoing is in accordance with your understanding, please sign and return a counterpart hereof.



                                     Very truly yours,

                                     CORONADO INDUSTRIES, INC.


                                     By: ___________________________
                                         G. Richard Smith, Chairman




         Confirmed and accepted in its entirety this __________ day of _____________, 199_.


                                        [ Name Of Dealer ]


                                        By: _________________________

                                            ______________, Authorized Officer




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